AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                   Continental Information Systems Corporation

                             A New York Corporation

                         Adopted as of August 26, 2002

                                   ARTICLE I

                                     OFFICES

        Section 1.      Registered Office.
        ----------      ------------------

   The registered office of the corporation in the State of New York shall be located at 4 Central Avenue, Albany, New York, County of Albany. The name of the corporation's registered agent at such address shall be Corporation Service Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

        Section 2.      Other Offices
        ----------      -------------

   The corporation may also have offices at such other places, both within and without the State of New York, as the board of directors may from time to time determine or the business of the corporation may require.


                                  ARTICLE II

                            MEETINGS OF SHAREHOLDERS

        Section 1.      Place and Time of Meetings
        ----------      --------------------------

   An annual meeting of the shareholders shall be held each year within one hundred fifty (150)days after the close of the immediately preceding fiscal year of the corporation for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting shall be determined by the president of the corporation; provided, that if the president does not act, the board of directors shall determine the date, time and place of such meeting.

        Section 2.      Special Meetings
        ----------      ----------------

   Special meetings of shareholders may be called for any purpose and may be held at such time and place, within or without the State of New York, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by the president or by resolution of at least three-fourths of the directors then in office. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of meeting.

        Section 3.      Place of Meetings.
        ----------      ------------------

   The board of directors may designate any place, either within or without the State of New York, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.

        Section 4.      Notice
        ----------      ------

   Whenever shareholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each shareholder entitled to vote at such meeting not less than ten nor more than fifty days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his, her or its address as the same appears on the records of the corporation.

        Section 5.        Books and Records
        ----------        -----------------

   The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, board of directors and executive committee, if any, and shall keep at the office of the corporation in New York or at the office of its transfer agent or registrar in New York, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof. Any person who shall have been a shareholder of record of a corporation for at least six months immediately preceding his demand, or any person holding, or thereunto authorized in writing by the holders of, at least five percent (5%) of any class of the outstanding shares, upon at least five days written demand shall have the right to examine in person or by agent or attorney, during usual business hours, its minutes of the proceedings of shareholders and to make extracts therefrom.

        Section 6.      Fixing a Record Date
        ----------      --------------------

   For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the board of directors may fix, in advance, a date as the record date for any such determination of shareholders, such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed by the board of directors, (i) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held, or (ii) the record date for determining shareholders for any other purpose other than the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, shall be at the close of business on the day on which the resolution of the board relating thereto is adopted. A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders shall apply to any adjournment thereof, unless the board of directors fixes a new record date for the adjourned meeting. The officer or agent of the corporation having charge of the books of the corporation shall make, not more than fifty but not less than ten days before the date of such meeting or such action, a complete list of the shareholders of the corporation.

        Section 7.      Quorum
        ----------      ------

   The holders of one-third of the outstanding shares of capital stock, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders, except as otherwise provided by statute or by the certificate of incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place.

        Section 8.      Adjourned Meetings
        ----------      ------------------

   When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If after the adjournment, the board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to such notice.

        Section 9.      Vote Required
        ----------      -------------

   Except for the election of directors or as otherwise provided by law, the certificate of incorporation of the corporation or these by-laws, at all meetings of shareholders, all matters shall be determined by a vote of the holders of a majority of the number of votes eligible to be cast by the holders of the outstanding shares of capital stock of the corporation present and entitled to vote thereat. Directors shall, except as otherwise required by law, these by-laws or the certificate of incorporation of the corporation, be elected by a plurality of the votes cast by each class of shares entitled to vote at a meeting of shareholders, present and entitled to vote in the election.

        Section 10.     Voting Rights
        -----------     -------------

   Except as otherwise provided by the Business Corporation Law of the State of New York or by the certificate of incorporation of the corporation or any amendments thereto and subject to Section 3 of Article VI hereof, every shareholder of record shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of common stock held by such shareholder.

        Section 11.     Proxies
        -----------     -------

   Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. Any proxy is suspended when the person executing the proxy is present at a meeting of shareholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy.

        Section 12.       Action by Written Consent
        -----------       -------------------------

   Unless otherwise provided in the certificate of incorporation, whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the state of New York, or the corporation's principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of shareholders are recorded or written consents in lieu of meetings are kept. All consents properly delivered in accordance with this section shall be deemed to be recorded when delivered. Any action taken pursuant to such written consent or consents of the shareholders shall have the same force and effect as if taken by the shareholders at a meeting thereof.

        Section 13.       New Business
        -----------       ------------

   Any new business to be taken up at the annual meeting at the request of the chairman of the board of directors or the president or chief executive officer or by resolution of at least three-fourths of the directors then in office shall be stated in writing and filed with the secretary at least fifteen (15) days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting, but, except as provided in this
Section 13, no other proposal shall be acted upon at the annual meeting. Any proposal offered by any shareholder, may be made at the annual meeting and the same may be discussed and considered, but unless properly brought before the meeting such proposal shall not be acted upon at the meeting. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must be a shareholder of record and have given timely notice thereof in writing to the secretary. To be timely, a shareholder's notice must be delivered to or received by the secretary not later than the following dates: (i) with respect to an annual meeting of shareholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year's annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an annual meeting of shareholders held at a time other than within the time periods set forth in the immediately preceding clause (i), the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. For purposes of this Section 13, notice shall be deemed to first be given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. A shareholder's notice to the secretary shall set forth as to the matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting;

(b) the name and address of the shareholder proposing such business; (c) the class and number of shares of the corporation which are owned of record by the shareholder and the dates upon which he or she acquired such shares; (d) the identification of any person employed, retained, or to be compensated by the shareholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to shareholders for the purpose of assisting in the passage of such proposal, and a brief description of the terms of such employment, retainer or arrangement for compensation; and (e) such other information regarding such proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission or required to be delivered to the corporation pursuant to the proxy rules of the Securities and Exchange Commission (whether or not the corporation is then subject to such rules). This provision shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the board of directors or the management of the corporation, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided. This provision shall not constitute a waiver of any right of the corporation under the proxy rules of the Securities and Exchange Commission or any other rule or regulation to omit a shareholder's proposal from the corporation's proxy materials.

   The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any new business was not properly brought before the meeting in accordance with the provisions hereof and, if he should so determine, he shall declare to the meeting that such new business was not properly brought before the meeting and shall not be considered.

                                  ARTICLE III
                                  -----------

                                    DIRECTORS
                                    ---------

        Section 1.      General Powers
        ----------      --------------

   The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

        Section 2.      Number, Election and Term of Office
        ----------      -----------------------------------

   The number of directors shall be established from time to time by resolution of the board of directors and subject to the limitation by statute. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided. The chief executive officer of the corporation shall be a member of the board of directors.

        Section 3.      Procedure for Nominations
        ----------      -------------------------

   Subject to the provisions hereof, the board of directors, or a committee thereof, shall select nominees for election as directors. Except in the case of a nominee substituted as a result of the death, incapacity, withdrawal or other inability to serve of a nominee, the board of directors, or a committee thereof, shall deliver written nominations to the secretary at least sixty (60) days prior to the date of the annual meeting. Provided the board of directors, or a committee thereof, makes such nominations, no nominations for directors except those made by the board of directors or such committee shall be voted upon at the annual meeting of shareholders unless other nominations by shareholders are made in accordance with the provisions of this Section 3. Nominations of individuals for election to the board of directors at a meeting of shareholders may be made by shareholders holding at least ten percent (10%) of the outstanding shares of the corporation entitled to vote for the election of directors, provided, that timely notice is made in writing to the secretary as set forth in this Section 3. To be timely, such notice must be delivered to or received by the secretary not later than the following dates: (i) with respect to an election of directors to be held at an annual meeting of shareholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year's annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an election to be held at an annual meeting of shareholders held at a time other than within the time periods set forth in the immediately preceding clause (i), or at a special meeting of shareholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. For purposes of this Section 3, notice shall be deemed to first be given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director,
(i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) such person's written consent to serve as a director, if elected, and (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (whether or not the corporation is then subject to such rules); and (b) as to the shareholder giving the notice
(i) the name and address of such shareholder, (ii) the class and number of shares of the corporation which are owned of record by such shareholder and the dates upon which he or she acquired such shares, (iii) a description of all arrangements or understandings between the shareholder and nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and (iv) the identification of any person employed, retained, or to be compensated by the shareholder submitting the nomination or by the person nominated, or any person acting on his or her behalf to make solicitations or recommendations to shareholders for the purpose of assisting in the election of such director, and a brief description of the terms of such employment, retainer or arrangement for compensation. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee together with the required written consent. No person shall be elected as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 3.

   The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions hereof and, if he should so determine, he shall declare to the meeting that such nomination was not properly brought before the meeting and shall not be considered.

        Section 4.      Substitution of Nominees
        ----------      ------------------------

   In the event that a person is validly designated as a nominee in accordance with Section 3 of this Article III and shall thereafter become unwilling or unable to stand for election to the board of directors, the board of directors or a committee thereof may designate a substitute nominee upon delivery, not fewer than five (5) days prior to the date of the meeting for the election of such nominee, of a written notice to the secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the secretary pursuant to Section 3 of this Article III had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the corporation, if elected, of each such substituted nominee.

        Section 5.      Removal and Resignation
        ----------      -----------------------

   Any director or all of the directors may be removed at any time, but only for cause, and any such removal shall require the vote, in addition to any vote required by law, of not less than eighty percent (80%) of the total votes eligible to be cast by the holders of all outstanding shares then entitled to vote at an election of directors at a special meeting called for that purpose. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the corporation's certificate of incorporation, the provisions of this section shall apply to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

        Section 6.        Vacancies
        ----------        ---------

   Newly created directorships resulting from an increase in the number of directors and vacancies occurring on the board for any reason may be filled by a majority of the directors then in office, even if such number is less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

        Section 7.      Annual Meetings
        ----------      ---------------

   The annual meeting of each newly elected board of directors shall be held without other notice than by this by-law immediately after, and at the same place as, the annual meeting of shareholders.

        Section 8.      Other Meetings and Notice
        ----------      -------------------------

   Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board of directors. Special meetings of the board of directors may be called by or at the request of the president or any director on at least 24 hours notice to each director, either personally, by telephone, by mail or by telegraph.

        Section 9.      Quorum, Required Vote and Adjournment
        ----------      -------------------------------------

   A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 10.     Committees
        -----------     ----------

   The board of directors, by resolution passed by a majority of the entire board of directors, may designate from among its members an executive committee and other committees, which to the extent provided in such resolution or these by-laws shall have all the authority of the board of directors except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member or members at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

        Section 11.     Committee Rules
        -----------     ---------------

   Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member's alternate, if alternates are designated by the board of directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

        Section 12.     Waiver of Notice and Presumption of Assent
        -----------     ------------------------------------------

   Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waiver notice of such meeting except when such member attends for the express purpose of objecting prior to the conclusion of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

        Section 13.     Action by Written Consent
        -----------     -------------------------

   Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing to the adoption of a resolution authorizing the action, and the writing or writings are filed with the minutes of proceedings of the board or committee.

        Section 14.     Telephonic Participation in Meetings
        -----------     ------------------------------------

   Any one or more members of the board of directors or any committee thereof may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.

                                   ARTICLE IV
                                   ----------

                                    OFFICERS
                                    --------

        Section 1.      Number
        ----------      ------

   The officers of the corporation shall be elected by the board of directors and shall consist of a chairman of the board of directors, a president, one or more vice presidents, a secretary, a treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable.

        Section 2.      Election and Term of Office
        ----------      ---------------------------

   The officers of the corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of shareholders or as soon thereafter as is convenient. The president shall appoint other officers to serve for such terms as he or she deems desirable. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

        Section 3.      Removal
        ----------      -------

   Each officer shall serve until his or her successor is elected and duly qualified, the office is abolished, or he or she is removed. Except for the chairman of the board of directors and chief executive officer, any officer may be removed at any regular meeting of the board of directors with or without cause by an affirmative vote of a majority of the directors then in office, whenever, in the judgment of the board of directors, the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The board of directors may remove the chairman of the board of directors or the chief executive officer at any time, with or without cause, only by a vote of two-thirds of the directors then in office at any regular or special meeting of the board of directors called for that purpose, whenever, in the judgment of the board of directors, the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        Section 4.      Vacancies
        ----------      ---------

   Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

        Section 5.      Compensation
        ----------      ------------

   Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

        Section 6.      Chairman of the Board of Directors
        ----------      ----------------------------------

The chairman of the board of directors shall preside at all meetings of the board of directors and shall have such powers and perform such duties as may be prescribed by the board of directors or provided in these by-laws. Whenever the president is unable to serve, by reason of sickness, absence or otherwise, the chairman of the board of directors shall perform all the duties and responsibilities and exercise all the powers of the president.

        Section 7.      The President
        ----------      -------------

   The president shall be the chief executive officer of the corporation; shall preside at all meetings of the shareholders at which he or she is present; subject to the powers of the board of directors, shall be in the general and active charge of the business, affairs and property of the corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall preside at all meetings of the board of directors at which the chairman is not present and shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these by-laws.

        Section 8.      Vice Presidents
        ----------      ---------------

   The vice president, or if there shall be more than one, the vice presidents in the order determined by the board of directors, shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice presidents shall also perform such other duties and have such other powers as the board of directors, the president or these by-laws may, from time to time, prescribe.

        Section 9.      The Secretary and Assistant Secretaries
        ----------      ---------------------------------------

   The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the shareholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the president's supervision, the secretary shall give, or cause to be given, all notices required to be given by these by-laws or by law; shall have such powers and perform such duties as the board of directors, the president or these by-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of
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
directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the president, or secretary may, from time to time, prescribe.

        Section 10.       The Treasurer and Assistant Treasurer
        -----------       -------------------------------------

   The treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the president and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation; shall have such powers and perform such duties as the board of directors, the president or these by-laws may, from time to time, prescribe. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the board of directors, the president or treasurer may, from time to time, prescribe.

        Section 11.     Other Officers, Assistant Officers and Agents
        -----------     ---------------------------------------------

   Officers, assistant officers and agents, if any, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

        Section 12.       Absence or Disability of Officers
        -----------       ---------------------------------

   In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

                                    ARTICLE V
                                    ---------

                INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS
                -------------------------------------------------

        Section 1.        Nature of Indemnity
        ----------        -------------------
   Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so unless prohibited from doing so by the Business Corporation Law of the State of New York, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the corporation.
The right to indemnification conferred in this Article V shall be a contract right and, subject to Sections 2 and 5 hereof, shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        Section 2.      Procedure for Indemnification of Directors and Officers
        ----------      -------------------------------------------------------

   Any indemnification of a director or officer of the corporation  under
Section 1 of this Article V or advance of expenses under Section 5 of this
Article V shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this Article V is required, and the corporation fails to respond within sixty days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article V shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Business Corporation Law of the State of New York for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Business Corporation Law of the State of New York, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        Section 3.      Article Not Exclusive
        ----------      ---------------------

   The rights to indemnification granted and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this
Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise.

        Section 4.      Insurance
        ----------      ---------

   The corporation may purchase and maintain insurance, or create and establish a separate trust or indemnity fund or similar arrangement in such amount and with such terms as the board of directors deems appropriate which are not inconsistent with the terms of the corporation's certificate of incorporation or these by-laws, on its behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation or was serving at the request of the corporation as a director, officer, employer or agent of another corporation, partnership, joint venture trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under this Article V.

        Section 5.      Expenses
        ----------      --------

   Expenses incurred by any person described in Section 1 of this Article V in defending a proceeding shall be paid by the corporation in advance of such proceeding's final disposition unless otherwise determined by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

        Section 6.      Employees and Agents
        ----------      --------------------

   Persons who are not covered by the foregoing provisions of this Article V and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

        Section 7.      Contract Rights
        ----------      ---------------

   The provisions of this Article V shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article V and the relevant provisions of the Business Corporation Law of the State of New York or other applicable law are in effect, and any repeal or modification of this Article V or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

        Section 8.      Merger or Consolidation
        ----------      -----------------------

   For purposes of this Article V, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                                   ARTICLE VI
                                   ----------

                              CERTIFICATES OF STOCK
                              ---------------------

        Section 1.      Form
        ----------      ----

   Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the president or a vice president and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such president, vice president, secretary, or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

        Section 2.      Lost Certificates
        ----------      -----------------

   The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

        Section 3.      Fixing a Record Date for Determination of Shareholders
        ----------      ------------------------------------------------------

   For the purpose of determining the shareholders entitled to vote at any meeting a shareholder or any adjournment thereof, or to express consent or to dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the board of directors may fix, in advance, a date as the record date for any such determination of shareholders, such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed by the board of directors, (i) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held, or (ii) the record date for determining shareholders for any purpose other than the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, shall be at the close of business on the day on which the resolution of the board relating thereto is adopted. A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders shall apply to any adjournment thereof, unless the board of directors fixes a new record date for the adjourned meeting.

        Section 4.      Registered Shareholders
        ----------      -----------------------

   Prior to the surrender to the corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

        Section 5.      Subscriptions for Stock
        ----------      -----------------------

   Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation, or the board of directors may declare a forfeiture.

                                  ARTICLE VII

                               GENERAL PROVISIONS

        Section 1.      Dividends
        ----------      ---------

   Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law.
Dividends may be paid in cash, in property, including the shares or bonds of other corporations, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

        Section 2.      Options and Warrants
        ----------      --------------------

   The board of directors cannot, without shareholder approval issue options, warrants or any other securities convertible into more than fifteen percent (15%)of the authorized shares of capital stock of the corporation.

        Section 3.      Checks, Drafts or Orders
        ----------      ------------------------

   All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

        Section 4.      Contracts
        ----------      ---------

   The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

        Section 5.      Loans
        ----------      -----

   The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be secured or unsecured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

        Section 6.      Fiscal Year
        ----------      -----------

   The fiscal year of the corporation shall be fixed by resolution of the board of directors.

        Section 7.      Corporate Seal
        ----------      --------------

   The board of directors may provide a corporate seal, which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, New York". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

        Section 8.      Voting Securities Owned By Corporation
        ----------      --------------------------------------

   Voting securities in any other corporation held by the corporation shall be voted by the president, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

        Section 9.      Inspection of Books and Records
        ----------      -------------------------------

   Any person who shall have been a shareholder of record of the corporation for at least six months immediately preceding his demand, or any person holding, or thereunto authorized in writing by the holders of at least five percent (5%) of any class of the outstanding shares, upon at least five days' written demand shall have the right to examine in person or by agent or attorney, during usual business hours, its minutes of the proceedings of its shareholders and record of shareholders and to make extracts therefrom.

        Section 10.     Section Headings
        -----------     ----------------

   Section headings in these by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

        Section 11.     Inconsistent Provisions
        -----------     -----------------------

   In the event that any provision of these by-laws is or becomes inconsistent with an provision of the certificate of incorporation, the Business Corporation Law of the State of New York or any other applicable law, the provision of these by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

                                  ARTICLE VIII
                                  ------------

                                   AMENDMENTS
                                   ----------

   These by-laws may be amended, altered, or repealed and new by-laws adopted at any meeting of the board of directors by a vote of not less than seventy-five percent (75%) of the directors then in office. The fact that the power to adopt, amend, alter, or repeal the by-laws has been conferred upon the board of directors shall not divest the shareholders of the same powers, provided that these by-laws may not be amended, altered, repealed and no additional provisions may be adopted, except upon the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of capital stock of the corporation entitled to vote thereon. Notwithstanding the foregoing, any provision of these by-laws that contains a supermajority voting requirement shall only be altered, amended, rescinded, or repealed by a vote of the board of directors or holders of capital stock entitled to vote thereon that is not less than the greater of seventy-five percent (75%) or the supermajority specified in such provision.
                                       18